Exhibit 3.2

Entity #: 3947063 Date Filed: 12/28/2010 Basil L Merenda Secretary of the Commonwealth

PENNSYLVANIA DEPARTMENT OF STATE
CORPORATION BUREAU

Articles of Amendment-Domestic Corporation
(15 Pa.C.S.)

☒Business Corporation (§ 1915)
☐Nonprofit Corporation (§ 5915)

Name			Document will be returned to the name and address you enter to the left.
Address			‹
City	State	Zip Code

Fee: $70

In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that:

1. The name of the corporation is: Customers 1st Bancorp, Inc.

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department)
       (a)     Number and Street                                                City                                          State                     Zip                             County
                 99 Bridge Street                                                      Phoenixville                            PA                       19460                          Chester

(b) Name of Commercial Registered Office Provider	County
c/o

3. The statute by or under which it was incorporated: Pennsylvania Business Corporation Law of 1988

4. The date of its incorporation: April 7, 2010

5. Check, and if appropriate complete, one of the following:

☒The amendment shall be effective upon filing these Articles of Amendment in the Department of State.

☐The amendment shall be effective on:                                        at
    Date                   Hour

PA009 - 10/09/2006 C T System Online

DSCB:15-1915/5915-2

6. Check one of the following:

☒The amendment was adopted by the shareholders or members pursuant to 15 Pa.C.S. § 1914(a) and (b) or § 5914(a).

☐The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. § 1914(c) or § 5914(b).

7. Check, and if appropriate, complete one of the following:

☒The amendment adopted by the corporation, set forth in full, is as follows
☐The amendment adopted by the corporation is set forth in full in Exhibit A attached hereto and made a part hereof.

8. Check if the amendment restates the Articles: ☐The restated Articles of Incorporation supersede the original articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this 20th day of December,
2010.
Customers Bancorp, Inc.
Name of Corporation
Signature
President and Chief Operating Officer
Title

EXHIBIT A
TO
ARTICLES OF AMENDMENT
TO
ARTICLES OF INCORPORATION
OF
CUSTOMERS 1st BANCORP, INC.

The Articles of Incorporation of Customers 1st Bancorp, Inc. are hereby amended as follows:

Article FIRST is amended and restated in its entirety to read:

“FIRST. The name of the Corporation is Customers Bancorp, Inc.”

Article SECOND is amended and restated in its entirety to read:

“SECOND. The location and address of the Corporation’s registered office in this Commonwealth is 1015 Penn Avenue, Suite 103, Wyomissing, Pennsylvania 19610.”

pennsylvania
DEPARTMENT OF BANKING

  MARKET SQUARE PLAZA | 17 N SECOND STREET, SUITE 1300 | HARRISBURG, PA 17101
  Ph 717.787.2665  Fx 717.787.8773 w www.banking.state.pa.us

December 21, 2010	717-783-2253

Christopher S. Connell, Esquire
Stradley Ronon Stevens & Young, LLP
2005 Market Street, Suite 2600
Philadelphia, PA 19103-7018

Dear Mr. Connell:

This will advise you that the Pennsylvania Department of Banking (the "Department") does not object to use of the names "Customers Bank" and "Customers Bancorp, Inc."

It is understood that the name "Customers Bank" is intended to be used by New Century Bank (the "Bank"), Phoenixville, Pennsylvania for a proposed change in corporate name. Similarly, the name "Customers Bancorp, Inc." will be utilized in a proposed bank holding company reorganization planned by the Bank. New Century Bank is chartered and supervised by this Department.

Very truly yours,

Joseph A. Moretz
Manager
Corporate Applications Division

JAM:jsb

cc: William L. Gaunt, Assistant Vice President, Federal Reserve Bank of Philadelphia